UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2014

HIGHWATER ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	333-137482	20-4798531
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

205 S. Main Street, PO Box 96, Lamberton, MN	56152
(Address of principal executive offices)	(Zip Code)

(507) 752-6160
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This report amends the current report on Form 8-K filed by Highwater Ethanol, LLC with the Securities and Exchange Commission on November 19, 2014 in order to file certain disclosures under Item 5.02 in addition to filing under Item 8.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Scott A. Brittenham, a member of the board of governors of Highwater Ethanol, LLC (the "Company"), resigned from his position as a governor on November 19, 2014, in response to a request from the board of governors. The board of governors requested Mr. Brittenham resign after review of a consent order entered on or about October 17, 2014, by the Securities and Exchange Commission in an administrative proceedings instituted against Clean Energy Capital, LLC and Mr. Brittenham.

Item 8.01. Other Events

On November 19, 2014, the board of governors of the Company declared a cash distribution of $1,125 per membership unit to the holders of units of record at the close of business on November 19, 2014, for a total distribution of $5,572,125. The Company expects to pay the distribution on or before December 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHWATER ETHANOL, LLC

Date: December 19, 2014	/s/ Brian Kletscher
Brian Kletscher, Chief Executive Officer